UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2021

NEW YORK MORTGAGE TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Park Avenue

New York, New York 10016

(Address and zip code of

principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	NYMT	NASDAQ Stock Market

7.75% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	NYMTP	NASDAQ Stock Market

8.000% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	NYMTN	NASDAQ Stock Market

7.875% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	NYMTM	NASDAQ Stock Market

6.875% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	NYMTL	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (§230.405 of this chapter) or Rule 12b-2 under the Exchange Act (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 6, 2021, New York Mortgage Trust, Inc. (the “Company”) filed Articles Supplementary (the “Additional Series F Articles Supplementary”) with the State Department of Assessments and Taxation of Maryland to classify and designate 2,000,000 shares of the Company’s authorized but unissued preferred stock, par value $0.01 per share, as additional shares of 6.875% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share (the “Series F Preferred Stock”), with the powers, designations, preferences and other rights as set forth in the Articles Supplementary filed as Exhibit 3.9 to the Company’s Registration Statement on Form 8-A, filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 6, 2021 (the “July 2021 Series F Articles Supplementary”). The Additional Series F Articles Supplementary became effective upon filing on August 6, 2021, and upon such effectiveness, the Company was authorized to issue an aggregate of 7,750,000 shares of Series F Preferred Stock.

A copy of the Additional Series F Articles Supplementary is filed as Exhibit 3.1 to this Current Report on Form 8-K, and the information in the July 2021 Series F Articles Supplementary is incorporated into this Item 5.03 by reference. The description of the terms of the Additional Series F Articles Supplementary in this Item 5.03 is qualified in its entirety by reference to Exhibit 3.1 hereto and the July 2021 Series F Articles Supplementary.

Item 8.01.	Other Events.

Common Stock ATM Program

On August 10, 2021, the Company entered into an Equity Distribution Agreement (the “Common Stock Equity Distribution Agreement” and such transactions contemplated thereby, the “Common Stock ATM Program”) with B. Riley Securities, Inc., as sales agent (“B. Riley”), pursuant to which the Company may offer and sell shares of its common stock, par value $0.01 per share (the “Common Stock”), having a maximum aggregate sales price of up to $100.0 million (the “Offered Common Shares”), from time to time through B. Riley.

Pursuant to the Common Stock Equity Distribution Agreement, the Offered Common Shares may be offered and sold through B. Riley in transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on Nasdaq Global Select Market, the existing trading market for the Common Stock, sales made to or through a market maker, if specified in a written notice from the Company, by any other method permitted by law, including, but not limited to, in privately negotiated transactions and block trades. Under the terms of the Common Stock Equity Distribution Agreement, the Company may also sell the Offered Common Shares to B. Riley as principal for its own account at a price agreed upon at the time of sale. If the Company sells the Offered Common Shares to B. Riley as principal, the Company will enter into a separate terms agreement with B. Riley. Under the Common Stock Equity Distribution Agreement, B. Riley will be entitled to compensation of up to 2.0% of the gross proceeds from the sale of the Offered Common Shares sold through it from time to time pursuant to the terms of the Common Stock Equity Distribution Agreement. The Company has no obligation to sell any of the Offered Common Shares under the Common Stock Equity Distribution Agreement and may at any time suspend solicitations and offers under the Common Stock Equity Distribution Agreement.

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The Common Stock Equity Distribution Agreement contains customary representations, warranties and covenants by the Company. The Company also agreed to indemnify B. Riley against certain specified types of liabilities, including liabilities under the Securities Act, and to contribute to payments B. Riley may be required to make in respect of these liabilities. From time to time, in the ordinary course of business, B. Riley and its affiliates have provided, and in the future may provide, various financial advisory and investment banking services to the Company, for which they have received or will received customary fees and expenses.

The Common Stock Equity Distribution Agreement and related Common Stock ATM Program replaces the Company's prior equity distribution agreement dated as of August 10, 2017, as amended by Amendment No. 1 to Equity Distribution Agreement, dated as of September 10, 2018 (collectively, the “Prior Agreement”), which provided for the offer and sale of shares of Common Stock having a maximum aggregate sales price of up to $177.1 million from time to time in transactions that were deemed to be “at the market” offerings. As of August 9, 2021, the Company sold approximately $104.6 million of the $177.1 million of Common Stock that was available for issuance under the Prior Agreement.

The foregoing description of certain provisions of the Common Stock Equity Distribution Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Common Stock Equity Distribution Agreement filed as Exhibit 1.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

The Offered Common Shares will be issued pursuant to the Company’s automatic shelf registration statement filed with the SEC on August 6, 2021 (File No. 333-258589), a base prospectus, dated August 6, 2021, included as part of the registration statement, and a prospectus supplement, dated August 10, 2021, filed with the SEC pursuant to Rule 424(b) under the Securities Act.

In connection with the filing of the Common Stock Equity Distribution Agreement, the Company is filing as Exhibit 5.1 to this Current Report on Form 8-K the opinion of its Maryland counsel, Venable LLP, regarding the validity of the Offered Common Shares.

Preferred Stock ATM Program

On August 10, 2021, the Company entered into Amendment No. 2 to Equity Distribution Agreement (“Amendment No. 2”) to its existing Equity Distribution Agreement, dated March 29, 2019 (the “Original Preferred Stock Equity Distribution Agreement”), as earlier amended by Amendment No. 1 to Equity Distribution Agreement, dated November 27, 2019 (“Amendment No. 1” and, together with the Original Preferred Stock Equity Distribution Agreement and Amendment No. 2, the “Amended Preferred Stock Equity Distribution Agreement”), with JonesTrading Institutional Services LLC, as sales agent (“JonesTrading”), in connection with the Company’s existing “at-the-market” preferred equity offering program (the “Preferred Stock ATM Program”). Amendment No. 2, among other things, (i) increased the maximum aggregate sales price of shares of preferred stock that the Company may offer and sell under the Preferred Stock ATM Program, (ii) provided for the inclusion of sales of the Series F Preferred Stock under the Preferred Stock ATM Program, and (iii) reflected the Company’s new automatic shelf registration statement covered by the Amended Preferred Stock Equity Distribution Agreement on Form S-3 (File No. 333-258589) filed with the SEC on August 6, 2021.

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Pursuant to the Amended Equity Distribution Agreement, the Company may offer and sell (i) shares of the Company’s 7.75% Series B Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share (the “Series B Preferred Stock”), (ii)  shares of the Company’s 8.00% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share (the “Series D Preferred Stock”), (iii) shares of the Company’s 7.875% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share (the “Series E Preferred Stock”) and (iv) shares of the Company’s Series F Preferred Stock (collectively, the “Preferred Stock”), having a maximum aggregate gross sales price of up to $149.1 million.  Pursuant to a prospectus supplement filed on the date hereof, shares of Preferred Stock having a maximum aggregate sales price of $100.0 million (the “Offered Preferred Shares”) remain available for offer and sale under the Amended Preferred Stock Equity Distribution Agreement. The Company has previously sold shares of its Series B Preferred Stock, 7.875% Series C Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share, Series D Preferred Stock and Series E Preferred Stock having an aggregate maximum offering price of $49.1 million under the Preferred Stock ATM Program.

The Offered Preferred Shares will be issued pursuant to the Company’s automatic shelf registration statement filed with the SEC on August 6, 2021 (File No. 333-258589), a base prospectus, dated August 6, 2021, included as part of the registration statement, and a prospectus supplement, dated August 10, 2021, filed with the SEC pursuant to Rule 424(b) under the Securities Act.

The foregoing description of certain provisions of Amendment No. 2 is not intended to be complete and is qualified in its entirety by reference to Amendment No. 2 filed as Exhibit 1.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

In connection with the filing of Amendment No. 2, the Company is filing as Exhibit 5.2 to this Current Report on Form 8-K the opinion of its Maryland counsel, Venable LLP, regarding the validity of the Offered Preferred Shares.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

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Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits. The following exhibits are being filed herewith this Current Report on Form 8-K.

Exhibit No.	Description
1.1 †	Equity Distribution Agreement, dated August 10, 2021, by and between the Company and B. Riley Securities, Inc.

1.2 †	Amendment No. 2 to Equity Distribution Agreement dated August 10, 2021, by and between the Company and JonesTrading Institutional Services LLC.

3.1 †	Articles Supplementary classifying and designating 2,000,000 additional shares of the Company's 6.875% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share.

3.2	Articles Supplementary classifying and designating the Company's 6.875% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share (incorporated by reference to Exhibit 3.9 to the Company’s Registration Statement on Form 8-A, filed on July 6, 2021).

5.1 †	Opinion of Venable LLP regarding the validity of the Offered Common Shares.

5.2 †	Opinion of Venable LLP regarding the validity of the Offered Preferred Shares.

23.1	Consent of Venable LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Venable LLP (included in Exhibit 5.2 hereto).

104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document
† Filed herewith.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC.
(Registrant)

Date: August 10, 2021	By:	/s/ Kristine R. Nario-Eng
Kristine R. Nario-Eng
Chief Financial Officer

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